Exhibit 23.4



                       Consent of Shilling & Kenyon Inc.




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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Electronic Associates, Inc.:

As independent public accountants of Tanon Manufacturing, Inc., we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated September 23, 1994 included in the financial statements of Tanon Manufacturing, Inc. as of December 31, 1992 and for the years ended December 31, 1992 and 1991 filed as part of Exhibit 99 to Electronic Associates, Inc.'s Form 8-K (date of report: January 4, 1995), as amended by Form 8-K/A dated March 17, 1995 and to all references to our firm included in or made a part of this registration statement.


                                        /s/ Shilling & Kenyon, Inc.
                                        SHILLING & KENYON, INC.


San Jose, California

July 6, 1995